UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2016

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2016, ANI Pharmaceuticals, Inc. (the "Company" or "ANI") and Cranford Pharmaceuticals, LLC ("Cranford") entered into an asset purchase agreement (the "Cranford Agreement") pursuant to which the Company agreed to acquire Cranford's right, title and interest in the NDA for Inderal® LA (the "NDA") and certain documentation, trademark rights and finished goods inventory relating to the NDA (the "Acquired Assets").

In consideration for the purchase of the Acquired Assets, the Company will pay Cranford (i) an aggregate purchase price of $60 million upon the closing of the acquisition and (ii) annual milestone payments. The closing of the purchase is expected to occur in the second quarter of 2016.

The Cranford Agreement contains various customary representations, warranties, covenants and closing conditions, as well as customary provisions relating to insurance, indemnity, confidentiality and other matters.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2016, the Company issued a press release to announce the execution of the Cranford Agreement.

The press release is available on the Company's website, www.anipharmaceuticals.com, and is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release, dated March 11, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance, and Chief Financial Officer
Dated: March 11, 2016